Schedule 14A
================================================================================
SEC 1913         PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE
(1-2000)         COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE
                 NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY
                 VALID OMB CONTROL NUMBER.
================================================================================

                                                         OMB APPROVAL
                                                   OMB NUMBER: 3235-0059
                                                   EXPIRES: DECEMBER 31, 2002
                                                   ESTIMATED AVERAGE BURDEN
                                                   HOURS PER RESPONSE...13.12


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant / /    Filed by a Party other than the Registrant /X/

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
    (AS PERMITTED BY RULE 14A-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to ss.240.14a-12

                        On-Point Technology Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               Merrill Corporation
--------------------------------------------------------------------------------
     (Name of Persons Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No Fee Required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5) Total fee paid:
--------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount Previously Paid:

--------------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

3) Filing Party:

--------------------------------------------------------------------------------

4) Date Filed:

--------------------------------------------------------------------------------

                        ON-POINT TECHNOLOGY SYSTEMS, INC.
                    1370 WEST SAN MARCOS BOULEVARD, SUITE 100
                              SAN MARCOS, CA. 92069

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

         The Annual Shareholders' Meeting (the "Meeting") of On-Point Technology Systems, Inc. will be held at the Corporate Office of On-Point Technology Systems, Inc. located at 1370 West San Marcos Boulevard, Suite 100, San Marcos, California 92069, on November 13, 2000, at 10:30 a.m. local time, for the purpose of considering and acting upon:

         (1) The election of four directors to serve as the Board of Directors until the next annual meeting of Shareholders and their successors are elected and qualified;

         (2) A proposal to ratify and adopt an amendment to the 1994 Stock Option Plan that will increase the number of shares of common stock authorized for issuance from 1.5 Million to 3 Million shares.

         (3) A proposal to ratify and adopt an amendment to the Articles of Incorporation of the Company to increase the number of authorized common shares from twenty million to forty million.

         (4) A proposal to ratify the appointment of Rothstein, Kass & Co., P.C. as On-Point Technology Systems, Inc.'s independent auditors for the current fiscal year;

         (5) Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on October 2, 2000 as the record date for determining shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting and any adjournment thereof.


                                     By order of the Board of Directors,



San Marcos, California
October 13, 2000                     Chairman

                             YOUR VOTE IS IMPORTANT
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
                 AND YOU ARE URGED TO SIGN, DATE AND RETURN THE
                    ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
                      IF YOU ATTEND THE ANNUAL MEETING, YOU
                     MAY REVOKE THE PROXY AND VOTE IN PERSON
                                IF YOU SO DESIRE.

                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of On-Point Technology Systems, Inc. (the "Company") of proxies to be voted at its Annual Meeting of Shareholders (the "Meeting") to be held on November 13, 2000 and at any adjournment thereof.

         The Board requests that all shareholders complete the enclosed proxy card and sign, date and return it as promptly as possible. Since many shareholders cannot personally attend, it is necessary that a large number be represented by proxy. The holders of record of a majority of the outstanding shares must be represented in person or represented by proxy at the Annual Meeting in order to hold the Meeting.

         Any shareholder returning a proxy may revoke it by casting a ballot at the Meeting. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board of Directors' recommendations.

         The Company's Bylaws require an affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote for approval of each item listed on the proxy card and described herein, unless otherwise indicated.

         At October 2, 2000, the record date, there were 10,716,401 shares of the Company's Common Stock outstanding and entitled to one vote each at the Annual Meeting. These shares were registered in the names of 300 shareholders and were owned beneficially by approximately 2,800 shareholders. As of June 30, 2000 Frederick Sandvick was the beneficial owner of 2,850,000 shares. The Company knows of no other person or group who is beneficial owner of more than 5% of its issued and outstanding common stock.

         This proxy statement is being mailed on or about October 13, 2000.


                                PROXY ITEM NO. 1
                              ELECTION OF DIRECTORS

         Four (4) directors are to be elected at the Annual Meeting to hold office from their election until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. The following nominees have been proposed by the Board of Directors.

         The Board of Directors recommends a vote FOR the election of these nominees.

         FREDERICK SANDVICK has been Chairman of the Board and Chief Executive Officer of the Company since January 1996. Mr. Sandvick is President and principal stockholder of Vanguard Strategies, Inc., a privately held strategic planning company he founded. From 1990 to 1995, Mr. Sandvick was Executive Vice President and Chief Financial Officer of Jackpot Enterprises, Inc., a New York Stock Exchange listed company in the gaming/entertainment industry. Mr. Sandvick is a licensed attorney and certified public accountant. Mr. Sandvick is the half brother of John H. Olbrich. Mr. Sandvick is 42 years old.

         JOHN H. OLBRICH has been the owner and President of U.S. Mortgage Bankers Corporation, a residential mortgage brokerage firm, since 1991. Mr. Olbrich has been in the real estate mortgage business for approximately 12 years. Mr. Olbrich was appointed to the Board in July 1996. Mr. Olbrich is Mr. Sandvick's half brother. Mr. Olbrich is 38 years old. See "Certain Relationships and Related Transactions," herein.

         KEITH CANNON has been a securities branch manager at Wilson-Davis and Co. since 1993 where he has supervised trading with a variety of domestic and international clients. Mr. Cannon has served as a financial and corporate financial consultant for various publicly-held companies for over 25 years. Mr. Cannon was appointed to the Board in August 2000. Mr. Cannon is 60 years old.

         GORDON T. GRAVES has been Chairman of the Board and director of Multimedia Games, Inc. since 1991, and has been Chief Executive Officer since September 1994. Since December 1993 and from 1989 to 1990, Mr. Grave has been the President of Graves Management, Inc., a management consultant and investment company. From 1992 through December 1993, Mr. Graves was president and Chief Executive Officer of Arrowsmith Technologies, Inc. ("Arrowsmith"), a computer systems company. From 1991 to 1993, Mr. Graves was employed by KDT Industries,Inc., a high-tech manufacturing and services company and an affiliate of Arrowsmith, as, successively, Vice President of Corporate Development and President. From 1987 to 1989, Mr. Graves was the Chairman of the Board of Directors of Gamma International Ltd. (currently American Gaming and Entertainment, Ltd., a company co-founded by him). Mr. Graves is 62.


BOARD MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors held five meetings and five actions by consent during 1999. Each director who served during 1999 attended at 100% of the meetings of the Board of Directors and any committee of which he was a member held during his term in office.

         An Audit Committee was formed in 1993 and currently consists of Mr. Cannon, Mr. Lipper and Mr. Olbrich. The Audit Committee reviews external and internal audit plans and activities, reviews the Company's annual financial statements, reviews the Company's system of internal financial controls and recommends to the Board the annual selection of independent auditors. A Compensation Committee was also formed in 1993 and currently consists of Mr. Cannon, Mr. Lipper and Mr. Olbrich. The Compensation Committee is responsible for reviewing and establishing policy regarding salary and other forms of compensation for the Company's executive officers. During 1999, the Audit Committee held two meetings and the Compensation Committee held two meetings. If elected, Mr. Graves will replace Mr. Lipper on both the Audit Committee and the Compensation Committee.

DIRECTORS' COMPENSATION

         Outside directors are automatically granted 10,000 shares of the Company's common stock pursuant to the July 26, 1996 Amendment to the 1994 Stock Option Plan for Directors which provided a formula for granting options to outside directors. In addition, on July 30, 1999, August 28, 1998 and August 27, 1997, the Board amended the Directors' Plan by modifying the formula for granting options to outside directors by providing for the annual grant of stock options for 10,000 shares in lieu of regular cash compensation for serving as a director. These options become exercisable on the date of the next annual meeting of shareholders and have a three year life.

1994 STOCK OPTION PLAN FOR DIRECTORS

         On April 21, 1994, the Company adopted the 1994 Stock Option Plan for Directors (the "Directors' Plan") under which 525,000 shares of common stock may be issued to Directors of the Company. Options issued under the Directors' Plan are non-qualified stock options. Prior to the Amendments to the Directors' Plan described below, the Board of Directors, excluding outside Directors who are eligible for the Directors' Plan, subject to the provisions of the Directors' Plan, has authority to determine the outside Directors to whom options would be granted, the time or times at which options would issue, the exercise price of granted options and any conditions for their exercise. The Directors' Plan requires that the exercise price of stock options be not less than the fair market value on the date of grant and that stock options expire not later than ten years from the date of the grant. The Directors' Plan contains an anti-dilution provision whereby the shares of common stock that underlie outstanding options are increased proportionately in the event of a stock split or dividend.

         On July 26, 1996, the Board amended the Directors' Plan to provide for the automatic issuance of options in order to satisfy the requirements of Securities and Exchange Commission Rule 16b-3. The Amendment provided for the automatic issuance of stock options for 10,000 shares to each outside director on July 26, 1996 and as of each June 30 thereafter. Also, each new outside director is automatically granted stock options for 10,000 shares as of the date of becoming a member of the Board, unless that date falls between April 1 and June 30 of any year. These options become exercisable six months after grant and expire three years after date of grant. The exercise price is equal to the fair market value at date of grant, but not less than one dollar.

         On July 29, 1999, August 28, 1998 and August 27, 1997, the Board amended the Directors' Plan by modifying the formula for granting options to outside directors by providing for the annual grant of stock options for 10,000 shares in lieu of regular cash compensation for serving as a director. These options become exercisable on the date of the next annual meeting of shareholders and have a three year life.

         As of December 31, 1999, 100,000 options have been granted under this plan.


OWNERSHIP OF CAPITAL STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth, as of June 30, 2000, the shares of the Company's Capital Stock beneficially owned by each 5% beneficial owner, by each director or nominee, by each named executive officer individually, and by all directors and executive officers as a group:

                                                     NUMBER OF
NAME AND ADDRESS OF                             SHARES BENEFICIALLY
BENEFICIAL OWNER                                     OWNED (1)            PERCENTAGE OF CLASS
-------------------                             -------------------       -------------------
Frederick Sandvick(2)                                 2,850,000                     21.3%
108 Ivy Street
San Diego, CA.  92101

John H. Olbrich(3)                                      271,667                     2.53%
3256 Loma Vista Dr.
Jamul, CA  91935

Keith Cannon                                             55,000                      .51%
2300 Shawn Court
Carlsbad, CA 92008

Gordon Graves                                                -                         -
1604 Crested Butte
Austin, TX  78746
Arthur Lipper                                                -                         -
14911 Caminito Ladera
Del Mar,  CA 92024


All directors and executive officers as a             2,734,843                    24.34%
Group (5 persons)

--------------

(1) Unless otherwise indicated, all shares are owned beneficially and of record.

(2) Of the shares of common stock reflected in the table above, 490,000 are registered in Mr. Sandvick's name. The number includes 870,000 options which vested pursuant to Mr. Sandvick's employment agreement, warrants to purchase 500,000 shares of common stock in connection with a guarantee of a performance bond and warrants to purchase 500,000 shares of common stock granted to Vanguard Strategies, Inc. (see "Certain Relationships and Related Transactions" herein). The table also includes options to purchase 240,000 and 250,000 shares of common stock granted to Mr. Sandvick in 1998 and 1999, respectively.

(3) Of the shares of common stock reflected in the table above, 201,667 are registered in Mr. Olbrich's name. The table includes options to purchase 70,000 shares of common stock.

EXECUTIVE COMPENSATION

         The following information relates to compensation of the Company's Chief Executive Officer for the Company's fiscal years ended December 31, 1999, 1998 and 1997. No other executive officer of the Company received total annual salary and bonuses in excess of $100,000 during those fiscal years.

         The Compensation Committee did not have a substantial role in setting compensation in 1999, 1998 & 1997 because the Chief Executive Officer was engaged pursuant to an employment agreement that fixed compensation. The role of the Compensation Committee and its policies are expected to increase as employment agreements expire and compensation packages are negotiated with key executives.


                           SUMMARY COMPENSATION TABLE

                           ANNUAL COMPENSATION                         LONG-TERM COMPENSATION AWARDS
                           --------------------- ------------------------------------------------------------------
                                                                                       SECURITIES
                                                                                       UNDERLYING      LONG -TERM
                                                     OTHER ANNUAL       RESTRICTED      OPTIONS/        INCENTIVE      ALL OTHER
NAME AND                   YEAR   SALARY   BONUS     COMPENSATION          STOCK          SARS             PLAN       COMPENSATION
PRINCIPAL POSITION                  ($)     ($)       ($)(1)(2)          AWARDS($)         (#)          PAYOUTS($)       ($)

                           1999  138,461(4)  0          59,000              0            250,000            0             0
Frederick Sandvick         1998  176,909     0          70,006              0            290,000(3)         0             0
                           1997  141,000     0         168,012              0            750,000(2)         0             0

--------------------

(1)      Includes a $7,243 car allowance in 1997 to cover automobile expenses.

(2) Includes options to purchase 870,000 shares of common stock which vested pursuant to Mr. Sandvick's employment agreement, warrants to purchase 500,000 shares of common stock in connection with a guarantee of a performance bond in 1997 and warrants to purchase 700,000 shares of common stock in 1996 and 250,000 shares in 1997 granted to Vanguard Strategies, Inc. (see "Certain Relationships and Related Transactions" herein). The calculated fair value of the options and warrants described above included in "Other Annual Compensation" was $59,000 in 1999, $70,006 in 1998 and $160,769 in 1997. In 1999 the fair value of options granted is estimated as approximately $0.97 per share on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for the grants; dividend yield of 0%; expected volatility of 72%; risk free interest rate of 5.80% and expected lives of 4.84 years. In 1998 the fair value of options granted is estimated as approximately $.0.71 per share on the date of grant using Black-Scholes option-pricing model with the following weighted average assumptions used for the grants; dividend yield of 0%; expected volatility of 51%; risk free interest rate of 4.68%; and expected lives of 4.65 years. In 1997 the fair value of options granted is estimated as approximately $0.51 per share on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for the grants; dividend yield of 0%; expected volatility of 70%; risk free interest of 5.71%; and expected lives of 3.02 years.

(3) Includes options to purchase 240,000 shares of common stock granted to Mr. Sandvick and options to purchase 50,000 shares of common stock granted to Vanguard Strategies, Inc. (see "Certain Relationships and Related Compensation" herein); the options to purchase 50,000 shares of common stock to Vanguard Strategies, Inc. have been terminated.

(4) While the terms of the employment contract called for an annual salary of $300,000 and $255,000 in 1999 and 1998, respectively, only $138,451 and $176,909 were paid to Mr. Sandvick in 1999 and 1998, respectively. Mr. Sandvick waived all accrued pay and bonuses otherwise due to him as of December 31, 1999.

EMPLOYMENT AGREEMENTS

         Mr. Sandvick serves as Chairman of the Board and Chief Executive Officer of the Company pursuant to a three year employment agreement commencing on January 9, 1996. The agreement has been extended for four additional years and will terminate unless further extended or sooner terminated, on December 31, 2002. The term of the agreement is automatically extended annually for an additional year unless notice is given by either party that such party does not wish to extend the agreement term. The agreement provides for an annual base salary of $180,000 through June 30, 1996 with $30,000 annual increases thereafter. The agreement provides for an increase in the annual base salary, to at least $300,000 per year if the Company's pre tax income as defined, for any calendar year equals or exceeds $2 million. Mr. Sandvick is entitled to an annual bonus equal to 5% of the first $10 million of the Company's pre tax income and 7% of the Company's pre tax income in excess of $10 million. Pursuant to the agreement, on the commencement of employment Mr. Sandvick was granted a ten-year option to acquire 870,000 shares of the Company's common stock at a price of $.80 per share, such price representing the greater of (1) the closing price on the date of stockholder approval of the First Amendment to the Company's 1994 Stock Option Plan or (2) the average of the closing sales price for the 20 trading days preceding the effective date of the agreement. One-third of the shares subject to the option award became exercisable on January 9, 1996 and one-third of the shares became exercisable over the next two years in equal annual increments. Mr. Sandvick is also entitled to participate in other employee benefit plans and the Company is obligated to reimburse Mr. Sandvick for, or pay directly, the costs of a personal plan of disability providing for $15,000 per month disability benefits.

         The employment agreement with Mr. Sandvick also provides for severance upon termination by the Company without cause or termination by Mr. Sandvick for "good reason" in the amount equal to the base salary Mr. Sandvick would have earned during the 36 month period commencing on the date of termination plus three times Mr. Sandvick's average annual bonus received over the prior three fiscal years. Mr. Sandvick would also have the right to receive all other benefits that would have been received under his employment arrangement for that 36 month period. Further, all shares underlying outstanding stock options granted to Mr. Sandvick could become fully exercisable for a period of 18 months after termination. Mr. Sandvick shall have "good reason" to terminate his employment if, among other events, (i) the Company fails to comply with any material provision of the employment agreement; (ii) the Company gives Mr. Sandvick notice of nonrenewal; or (iii) for any reason within one year following the occurrence of a change in control, as defined. Change in control occurs if
(i) any person, excluding existing relationships, becomes the beneficial owner of securities representing 20% or more of the combined voting power of the Company's then outstanding voting securities; (ii) a change occurs in the majority of the Board of Directors; (iii) the stockholders approve a merger in which at least 51% of the Company's combined voting power is given to a new entity not in the Company's control or the effect of such merger is that any person acquires 20% or more of the combined voting power of the Company. On January 27, 1997, the Company hired Michael Wright to serve as the Company's President. Mr. Wright served as President from January 27 to December 25, 1997, during which time Mr. Sandvick's annual salary was reduced by $84,000.

         While the terms of the employment contract called for an annual salary of $300,000 and $255,000 in 1999 and 1998, respectively, only $138,451 and
$176,909 were paid to Mr. Sandvick in 1999 and 1998, respectively. Mr. Sandvick voluntarily waived all accrued pay and bonuses otherwise due to him as of December 31, 1999.


OPTIONS GRANTS IN FISCAL 1999

         The following table represents certain information regarding stock option grants to each of the Named Executive Officers:

                                INDIVIDUAL GRANTS

                        NUMBER OF SECURITIES    PERCENT OF TOTAL OPTIONS GRANTED      EXERCISE OF BASE
                         UNDERLYING OPTIONS               TO EMPLOYEES                      PRICE
          NAME                 GRANTED                 IN FISCAL YEAR (%)                 ($)/SHARE        EXPIRATION DATE
----------------------- --------------------    --------------------------------      ----------------     ---------------
Frederick Sandvick             250,000                         53                           1.63                   9/08/04

OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

         The following table presents certain information regarding stock option exercises during fiscal 1999 and fiscal year end option values.

                              SHARES                           NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                            ACQUIRED ON         VALUE                    UNEXERCISED                         IN-THE-MONEY
          NAME             EXERCISE (#)      REALIZED($)         OPTIONS/SARS AT FY-END (#)            OPTIONS/SARS AT FY-END($)
          ----             ------------      -----------      --------------------------------         -------------------------
                                                              EXERCISABLE        UNEXERCISABLE         EXERCISABLE   UNEXERCISED
                                                              --------------------------------         -------------------------
Frederick Sandvick               0                0           2,810,000(1)                0             $4,645,000            0

---------------

(1) Includes options to purchase 870,000 shares of common stock which vested pursuant to Mr. Sandvick's employment agreement, warrants to purchase 500,000 shares of common stock in connection with a guarantee of a performance bond and options to purchase 490,000 shares of common stock pursuant to annual employee grants, and warrants to purchase 950,000 shares of common stock granted to Vanguard Strategies, Inc. (see "Certain Relationships and Related Transactions" herein). Subsequent to December 31, 1999, VSI exercised warrants to purchase 450,000 shares of common stock at $.60 per share.


BONUS POLICY

         While the Company has no established policy to award cash or stock bonuses to its officers, it may elect to pay bonuses in the future to reward the performance of its employees and management. The company awarded $16 thousand and $108 thousand in bonuses in 1999 and 1998 respectively. No cash bonuses were awarded to the chief executive officer.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On January 8, 1996, the Company entered into an agreement with Vanguard Strategies, Inc. ("VSI"), a private strategic planning company, in which VSI would assist the Company as its exclusive consultant for at least 120 days in negotiating debt and equity financing and in developing the Company's strategic plans. Mr. Sandvick is the president and principal stockholder of VSI. In January 1996 VSI assisted the Company in obtaining a $450,000 loan from U.S. Mortgage Bankers Corp. ("USMBC"). The president of USMBC is Mr. Sandvick's half brother. As compensation for these services, VSI was granted warrants, subject to the Company receiving financing of at least $1.5 million, to purchase up to 450,000 shares of common stock of the Company at a price of $.60 per share exercisable for five years. In July 1996, VSI was granted an additional warrant to purchase 250,000 shares of the Company's common stock at a price of $.69 per share pursuant to the extension of the USMBC promissory note under this agreement. In January 1997, VSI was granted an additional warrant to purchase 250,000 shares of the Company's common stock at a price of $.72 per share pursuant to the extension of the USMBC promissory note under this agreement. In May 2000, Mr. Sandvick, on behalf of VSI, exercised the warrants to purchase 450,000 shares of common stock at $.60 per share, totaling $270,000.

         In connection with the engagement of VSI (an unaffiliated third party prior to entering into the agreement) to raise capital for the Company and pursue other business restructuring alternatives and the continuing arrangements with Mr. Burr, VSI and Mr. Burr were provided an option to purchase 80% (40% each) of a subsidiary to be formed to carry on the Company's international operations. The option was provided to VSI and Mr. Burr as an incentive for them to aggressively pursue international sales. However, the subsidiary was never formed and on March 19, 1998 the Company and VSI entered into an agreement whereby the original agreement with VSI referred to above was terminated. Pursuant to the termination agreement, VSI and Mr. Burr were each granted options to purchase 50,000 shares of the Company's common stock at $2.88 per share, the closing market price of the Company's common stock on such date. These options were subsequently terminated.

         In July 1999, James Bouskos and Miles Scully received options to purchase 20,000 shares and 10,000 shares, respectively, of On-Point's common stock at $1.97 per share pursuant to their arrangements as Advisory Directors. The Options vest in one year and expire in three years from the date of grant.



                                PROXY ITEM NO. 2
                         PROPOSAL TO RATIFY AND ADOPT AN
                     AMENDMENT TO THE 1994 STOCK OPTION PLAN

         The 1994 Stock Option Plan (the "Plan") is intended to assist in encouraging and enabling members of management, including officers and other key employees of the Company, to acquire a propriety interest in the Company through ownership of the common stock. Such members of management will be offered the opportunity to acquire common stock through the grant of incentive and nonqualified stock options ("options"). On April 21, 1994, the Board of Directors adopted the 1994 Plan. The 1994 Plan was approved by the Company's stockholders on June 7, 1994.

         The Company was originally authorized under the 1994 Plan to issue shares of common stock pursuant to the exercise of options with respect to a maximum of 500,000 shares. As a result of the 5% stock divided on July 1, 1994, the authorized number of shares under the plan increased by 25,000 shares to 525,000 shares. On January 8, 1996 the plan was amended to increase the shares available for issuance to 1,500,000. Such amendment was approved by the stockholders on July 26, 1996. As of December 31, 1999, 1,500,000 options have been granted under this Plan.

         The Company also has a 1993 Stock Option Plan under which 472,500 shares of common stock may be issued to officers and key employees of the Company. As of December 31, 1999, 312,635 options have been granted under the 1993 Stock Option Plan. As of June 30, 2000, under the 1994 Plan and the 1993 Stock Option Plan only 504,120 shares remain available for issuance.

                                 PROPOSED CHANGE

         The company is seeking shareholder approval to ratify and adopt an amendment to the Plan to increase the number of shares available under the Plan to 3,000,000. The Board of Directors believes that the increase in available shares is in the best interest of the shareholders because the increase is necessary for the Company to attract and retain the type of high-qualified officers and employees required for the Company's future growth. The Company faces intense competition to secure and retain the services of highly qualified personnel. The Board of Directors believe the grant of options to acquire shares of the Company's stock is a necessary element of a compensation package to deal with this competition. The Board of Directors believes that stock options are an excellent compensatory element because officers and employees granted stock options only benefit if all the shareholders benefit through stock price increases. If the amendment to the plan is not approved, the Company will be required to pay other forms of compensation to attract and retain officers and employees which the Board of Directors believes would not be as beneficial to the shareholders.

                         GENERAL DESCRIPTION OF THE PLAN

         Options issued under the Plan are either incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended (the"Code"), or non-qualified stock options, as determined in the discretion of the Compensation Committee of the Board of Directors of the Company at the time the options are granted. In addition, the Compensation Committee, subject to the provisions of the Plan, has authority to determine the employees to whom options will be granted, the time or times at which options will issue, the exercise price of granted options and any condition of their exercise. The Plan requires that the exercise price of stock options be not less than the fair market value on the date of grant and that stock options expire no later than ten years from the date of grant. In addition, the Plan provides that no incentive stock options may be granted to any employee who owns more than 10% of the Company's voting securities unless the exercise price is at least 110% of the fair market value of the underlying common stock and the option expires on or before five years from the date of grant. The Plan contains an anti-dilution provision whereby the shares of common stock which underlie outstanding options are increased proportionately in the event of a stock split or dividend.

         Approval of the amendment to the 1994 Stock Option Plan requires the affirmative vote of a majority of all shares entitled to be cast on the matter.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1994 STOCK OPTION PLAN.


                                PROXY ITEM NO. 3
                               INCREASE NUMBER OF
                                AUTHORIZED SHARES

         In order to improve the Company's ability to continue its growth, the Board of Directors is seeking shareholder approval to ratify and adopt an amendment to the Fourth Article of the Articles of Incorporation to increase the amount of authorized common stock from 20 million shares to 40 million shares. The Board believes that this increase in shares is essential to the future of the Company. The increase in the number of authorized shares will allow the Company to pursue financing, acquisitions, mergers and other business opportunities. Without the ability to raise additional capital through stock issuance the Company's growth will be impaired. This increase in shares is also a critical element for the increase necessary for the 1994 Stock Option Plan, which is essential in attracting and retaining qualified key personnel. Apart from possible private placements of its common stock the Company has no other plans for the issuance of the increased authorized stock. As of July 28, 2000, there were 9,283,599 authorized and unissued shares of common stock remaining. However, only 5,780,319 shares were available for issuance. The Board of Directors believes that the limited availability of shares for issuance will significantly impact the Company's plans to finance its future growth plans. The Board of Directors believes that an increase in the number of authorized shares is essential for the future success of the Company.

         Approval of the amendment to the Articles of Incorporation requires the affirmative vote of a majority of all shares entitled to be cast on the matter.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
              OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES TO 40 MILLION.


                                PROXY ITEM NO. 4
                              APPROVAL OF AUDITORS

         The Audit Committee has recommended that Rothstein, Kass and Company, P.C. be appointed as the Company's independent auditors for the current fiscal year. Representatives of the firm are expected to be present at the Annual Meeting and will be available to answer questions. If the shareholders do not ratify the appointment of Rothstein, Kass and Company, P.C. the Board of Directors will reconsider the appointment.

         The Board of Directors recommends a vote FOR approval of Rothstein, Kass and Company, P.C. as independent auditors for the current fiscal year.


         The Board of Directors knows of no other matters to be brought before the meeting. If matters other than the foregoing should arise at the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the person named in the proxy.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on reports and other information submitted by executive officers, directors and ten percent shareholders, the Company believes that during the year ended December 31, 1999, each of those persons filed all reports required by section 16(a).

                             SHAREHOLDERS' PROPOSALS

         The Company welcomes comments or suggestions from its shareholders. In the event a shareholder desires to have a proposal formally considered at the 2001 Annual Shareholders' Meeting, and included in the Proxy Statement for that meeting, the proposal must be received in writing by the Company on or before December 31, 2000.

                                     GENERAL

         The costs relating to this Proxy Statement, the Proxy and the Annual Meeting are being borne by the Company. In addition to solicitation by mail, employees of the Company may request the return of the proxies personally, by telephone or telecopier. The Company will, on request, reimburse brokers and their persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying materials and in obtaining authorization from beneficial owners of the Company's stock to execute proxies.

         The 1999 Annual Report on Form 10-KSB and the Form 10-QSB for the second quarter that ended on June 30, 2000 have been mailed with this Proxy Statement or previously delivered to shareholders and do not form a part of the material for the solicitation of proxies.

         Please complete, sign, and date the enclosed proxy card, which is revocable as described herein, and mail it in the enclosed postage-paid envelope.

                                       By order of the Board of Directors



                                       Frederick Sandvick
                                       Chairman

                       2000 ANNUAL MEETING OF SHAREHOLDERS
                      OF ON-POINT TECHNOLOGY SYSTEMS, INC.
                                   PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF ON-POINT TECHNOLOGY SYSTEMS, INC. BOARD OF DIRECTORS.

         THE UNDERSIGNED HEREBY APPOINTS FREDERICK SANDVICK AND JOHN OLBRICH, AND EACH OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL SHARES OF ON-POINT TECHNOLOGY SYS INC., WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS IN SAN MARCOS, CALIFORNIA ON NOVEMBER 13, 2000 AT 10:30 A.M., OR AT ANY ADJOURNMENTS THEREOF, UPON THE MATTERS SET FORTH BELOW AND DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PROXY ITEM NO. 1 - ELECTION OF DIRECTORS
IF YOU WISH TO WITHHOLD YOUR VOTE FOR ANY NOMINEE PLEASE PLACE A LINE THROUGH THE NOMINEE'S NAME OR OTHERWISE STRIKE OUT THE NAME OF THE NOMINEE YOU DO NOT WISH TO VOTE FOR.

FREDERICK SANDVICK, JOHN OLBRICH, KEITH CANNON, ARTHUR LIPPER

PLEASE MARK THE APPROPRIATE BOX WITH AN X TO CAST YOUR VOTE ON THE FOLLOWING FOUR PROXY ITEMS

APPROVAL   DISAPPROVAL   ABSTENTION   PROXY ITEM
===============================================================================
  / /         / /           / /       PROXY ITEM NO. 2
                                      RATIFY AND ADOPT AN AMENDMENT TO THE
                                      1994 STOCK OPTION PLAN


  / /         / /           / /       PROXY ITEM NO. 3
                                      RATIFY AND ADOPT AN AMENDMENT TO THE
                                      ARTICLES OF INCORPORATION OF THE COMPANY
                                      TO INCREASE THE NUMBER OF AUTHORIZED
                                      SHARES

  / /         / /           / /       PROXY ITEM NO. 4
                                      APPROVAL OF AUDITORS

I PLAN TO ATTEND THE MEETING.       / /
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.     / /

SIGNATURES MUST BE THAT OF THE SHAREHOLDER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER NAMED SHOULD SIGN. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FILL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF THE SIGNER IS A PARTNERSHIP, PLEASE SIGN PARTNERSHIP NAME BY AUTHORIZED PERSON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS IN FACT, ETC., SHOULD SO INDICATE WHEN SIGNING.

DATED:  ____________________, 2000

__________________________________

__________________________________
SIGNATURE OF SHAREHOLDER (S)